PROSPECTUS
Filed pursuant to Rule 424(b)(3)
Registration No.  333-175776

4,407,603 Shares of Common Stock
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This prospectus relates to the resale from time to time of up to 4,407,603 shares of our common stock, no par value per share, which are held by the selling shareholder named in this prospectus. We are not selling any shares of common stock in this offering and, therefore, we will not receive any proceeds from this offering. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus.  Our filing of the registration statement, of which this prospectus is a part, is intended to satisfy our obligations to the selling shareholder to register for resale these shares of common stock.

The selling shareholder may, from time or time, sell, transfer, or otherwise dispose of any or all of the shares of our common stock described in this prospectus in public or private transactions, on or off The NASDAQ Global Market, at prevailing market prices, or at privately negotiated prices.  The selling shareholder may sell shares of our common stock directly to purchasers or through brokers or dealers.  Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder.  See the section entitled “Plan of Distribution” beginning on page 6 of this prospectus for additional information about how the selling shareholder may conduct sales of the shares of our common stock offered by this prospectus.

Our common stock is quoted on The NASDAQ Global Market under the symbol “EMKR”.  On August 8, 2011, the last reported closing sale price of our common stock was $1.50 per share.
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Investing in our common stock involves a high degree of risk.  Before making any investment in our common stock, you should read and carefully consider the risks described in the section entitled “Risk Factors” beginning on page 3 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 15, 2011.

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This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC.  You should only rely on the information in this prospectus or to which we have referred you.  We have not authorized anyone to provide you with information or to make any representation on our behalf that is different from that contained in this prospectus.  You should not rely on any unauthorized information or representation.  This prospectus relates to the resale from time to time of shares of our common stock, no par value per share, which are held by the selling shareholder under the circumstances and in states or jurisdictions where it is lawful to do so.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities.  Our business, financial condition, results of operations, cash flows and prospects may have changed since the date of this prospectus.  This prospectus may be used only in states or jurisdictions were it is legal to sell these securities.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.  We are not making any representation to you regarding the legality of an investment in the securities offered hereby under applicable law.  You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of such securities.

Unless we state otherwise or the context indicates otherwise, references to the “Company”, “EMCORE”, “we”, “us”, and “our” in this prospectus refer to EMCORE Corporation and its subsidiaries.  Our fiscal year ends on September 30 of each calendar year.  For example, fiscal year 2010 refers to the fiscal year ended September 30, 2010.  EMCORE is a registered trademark of EMCORE Corporation.  This prospectus contains product names, trade names, and trademarks of EMCORE Corporation and other organizations.

RISK FACTORS

Your investment in our securities involves a high degree of risk.  You should carefully read and consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances.

The risks and uncertainties we describe are not the only ones we face.  If any of the events described actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, financial condition, cash flows, and operating results could be materially adversely affected.  As a result, the trading price of our common stock and the value of the securities offered could decline, and you could lose a part or all of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Such forward-looking statements include, in particular, projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.  These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases.  Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus.  Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this prospectus.

Neither management nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statement.  All forward-looking statements in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements.  We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

USE OF PROCEEDS

All proceeds from the sale of our common stock offered pursuant to this prospectus belong to the selling shareholder. We will not receive any proceeds from the sale of our common stock under this prospectus from the selling shareholder.

DESCRIPTION OF SECURITIES BEING REGISTERED

On April 26, 2011, we entered into a stock purchase agreement, which we refer to herein as the SDFIC Agreement, with Shanghai Di Feng Investment Co. Ltd., or SDFIC, pursuant to which we issued and sold an aggregate of 4,407,603 shares of our common stock to SDFIC for a purchase price of $2.19 per share in a private placement transaction, which closed on May 31, 2011. We offered the shares of common stock to SDFIC in reliance on the exemption for transactions by an issuer not involving any public offering under Section 4(2) of, and Regulation D promulgated under, the Securities Act.  In connection with the private placement offering, we entered into a registration rights agreement with SDFIC, which we refer to in this prospectus as the SDFIC Registration Rights Agreement, pursuant to which we agreed to register the shares issued to SDFIC in the private placement offering with the SEC on a Form S-1 within 60 days of the closing of the private placement offering, and to use our commercially reasonable efforts to have the registration statement declared effective within 120 days of the closing of the private placement offering. If the registration statement is not declared effective within the specified time period, or upon the occurrence of certain other events that would prevent SDFIC from selling the shares issued to it in the private placement offering, SDFIC will be entitled to receive liquidated damages, up to certain maximums and other limitations, in cash equal to 1.5% of the purchase price for each share that at such time remains subject to resale restrictions. We and SDFIC also each granted customary indemnification rights to the other in connection with the registration statement.

The foregoing description of the SDFIC Agreement and the SDFIC Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SDFIC Agreement and the SDFIC Registration Rights Agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by the selling shareholder of any or all of the shares of common stock that have been issued as of the date hereof to SDFIC under the terms of the SDFIC Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see “Description of Securities Being Registered” above. We are registering the shares of common stock pursuant to the provisions of the SDFIC Registration Rights Agreement in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the transactions contemplated by the SDFIC Agreement and the SDFIC Registration Rights Agreement, SDFIC has not had any material relationship with us within the past three years.

The table below presents information regarding the selling shareholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholder, and reflects holdings as of July 20, 2011. As used in this prospectus, the term “selling shareholder” includes any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling shareholder as a gift, pledge or other non-sale related transfer. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling shareholder may offer under this prospectus. The selling shareholder may sell some, all or none of its shares in this offering. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling shareholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling shareholder prior to the offering shown in the table below is based on an aggregate of 92,966,451 shares of our common stock outstanding on July 20, 2011. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering
	Number	Percent(1)		Number	Percent
Shanghai Di Feng Investment Co. Ltd.(3)	4,407,603	4.74%	4,407,603	-	--

(1)	Applicable percentage ownership is based on 92,966,451 shares of our common stock outstanding as of July 20, 2011.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	The business address of SDFIC is 2405 Securities Plaza, No. 528, Pudong South Road, Shanghai, China.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been issued as of the date hereof to SDFIC under the terms of the SDFIC Agreement to permit the resale of these shares of common stock by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholder may decide not to sell any shares of common stock. The selling shareholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholder may arrange for other broker-dealers to participate. To our knowledge, the selling shareholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares.

The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of the National Association of Securities Dealers, Inc.;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholder may transfer the shares of common stock by other means not described in this prospectus.

The selling shareholder may pledge its shares to its broker under the margin provisions of customer agreements. If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and,

•	other facts material to the transaction.

The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling shareholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part, estimated to be $100,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, the selling shareholder will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify the selling shareholder and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling shareholder has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling shareholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF OUR COMMON STOCK

General Matters

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, and 5,882,352 shares of preferred stock, $0.0001 par value.  As of August 8, 2011, we had 92,984,528 shares of common stock outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Holders of common stock are entitled to one vote per share on matters to be voted upon by the shareholders of our company. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any outstanding shares of preferred stock. The common stock has no preemptive, redemption, conversion or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in the offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or which we may designate and issue in the future.

Antitakeover Effects of Provisions of Our Restated Certificate of Incorporation and Amended Bylaws

Our Board of Directors is divided into three classes. As a result of this provision, at least two annual meetings of shareholders may be required for shareholders to change a majority of the Board of Directors. Our by-laws provide that the Board of Directors shall consist of not less than six nor more than twelve members, with the exact number to be determined by the vote of not less than 66 2/3 % of the Board of Directors from time to time. Directors are elected to serve staggered three-year terms and are not subject to removal except for cause by the vote of the holders of at least 80% of our capital stock. Unless otherwise required by law, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of 66 2/3% of the directors then in office.  The classification of directors, the ability of the Board of Directors to increase the number of directors, the inability of the shareholders to remove directors without cause or fill vacancies on the Board of Directors and the inability of holders of less than 80% of our capital stock to remove directors even with cause will make it more difficult to change the Board of Directors, and will promote the continuity of existing management.

These and other provisions also may have the effect of deterring, preventing or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board of Directors and in the policies furnished by the Board of Directors and to discourage types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

New Jersey Shareholders Protection Act

The New Jersey Shareholders Protection Act, NJSA 14A:10A−1 et seq., which we refer to as New Jersey Act, prohibits certain New Jersey corporations, such as us following this offering, from entering into certain “business combinations” with an “interested shareholder” (any person who is the beneficial owner of 10% or more of such corporation’s outstanding voting securities) for five years after such person became an interested shareholder, unless the business combination or the interested shareholder’s acquisition of stock was approved by the corporation’s Board of Directors prior to such interested shareholder’s stock acquisition date. After the five-year waiting period has elapsed, a business combination between such corporation and an interested shareholder will be prohibited unless the business combination is approved by the holders of at least two-thirds of the voting stock not beneficially owned by the interested shareholder, or unless the business combination satisfies the New Jersey Act’s fair price provision intended to provide that all shareholders (other than the interested shareholders) receive a fair price for their shares.

The New Jersey Act defines “business combination” to include the following transactions between a corporation or a subsidiary and an interested shareholder or such interested shareholder’s affiliates: (1) the merger or consolidation of the corporation with the interested shareholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareholder; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholder, which has an aggregate market value equal to 10% or more of the aggregate market value of all of the assets or of the outstanding stock, or 10% or more of the income of the corporation or its subsidiaries; (3) the issuance or transfer to the interested shareholder of any stock of the corporation having an aggregate market value equal to or greater than 5% of the corporation’s outstanding stock; (4) the adoption of a plan or proposal for the liquidation or dissolution of the corporation proposed by the interested shareholder; (5) any reclassification of securities proposed by the interested shareholder that has the effect, directly or indirectly, of increasing any class or series of stock that is owned by the interested shareholder; and (6) the receipt by the interested shareholder of any loans or other financial assistance from the corporation.

The New Jersey Act does not apply to certain business combinations, including those with persons who acquired 10% or more of the voting power of the corporation prior to the time the corporation was required to file periodic reports pursuant to the Exchange Act or prior to the time the corporation’s securities began to trade on a national securities exchange.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

Listing

Our shares of common stock are quoted on The NASDAQ Global Market under the symbol “EMKR”.

LEGAL MATTERS

The validity of the securities being offered and registered hereby and certain other legal matters will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The consolidated financial statements of EMCORE Corporation as of September 30, 2010 and for the year ended September 30, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of September 30, 2010, expressed an opinion that EMCORE Corporation did not maintain effective internal control over financial reporting as of September 30, 2010 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to certain inventory reserves transactions and certain inventory held by third parties have been identified and included in management’s assessment.

The consolidated financial statements as of September 30, 2009 and for the years ended September 30, 2009 and 2008 incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the SEC relating to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC.  Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-1 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement on Form S-1 and the periodic reports, current reports, proxy statements and other information filed by us are also available to the public through the SEC’s website at http://www.sec.gov and through our website at http://www.emcore.com/investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC on January 10, 2011, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on January 28, 2011;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on February 7, 2011, May 6, 2011 and August 4, 2011;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 5, 2011; and

•	All other reports we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K described above.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123, Attention: Investor Relations, (505) 332-5000.

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Prospectus